                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant   [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or rule 14a-12

                               THE PANTRY, INC.
               (Name of Registrant as Specified In Its Charter)

                                Not Applicable
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:

   (2) Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   (4) Proposed maximum aggregate value of transaction:

   (5) Total fee paid:

[_] Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange Act
           Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid:

   (2) Form, Schedule or Registration Statement No.:

   (3) Filing Party:

   (4) Date Filed:

                               THE PANTRY, INC.

                              1801 Douglas Drive
                                 P.O. Box 1410
                         Sanford, North Carolina 27330

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD MARCH 26, 2002

   You are cordially invited to attend the Annual Meeting of Stockholders of The Pantry, Inc. (the "Company") which will be held on Tuesday, March 26, 2002, at 10:00 a.m. Eastern Standard Time, at the Sheraton Imperial Hotel & Convention Center, 4700 Emperor Blvd., Durham, North Carolina 27703, for the following purposes:

   (1) To elect seven nominees to serve as directors each for a term of one year or until his successor is duly elected and qualified;

   (2) To ratify the appointment of Deloitte & Touche LLP as independent public accountants for the Company and its subsidiaries for the fiscal year ending September 26, 2002; and

   (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

   Stockholders of record at the close of business on January 25, 2002, are entitled to notice of and to vote at the Annual Meeting and any and all adjournments or postponements thereof.

It is desirable that your shares of stock be represented at the meeting, regardless of the number of shares you may hold. Whether or not you plan to attend the meeting in person, please complete and return the enclosed proxy in the envelope provided. If you attend the meeting you may revoke your proxy and vote in person.

                                          By Order of the Board of Directors

                                          William T. Flyg
                                          Senior Vice President, Finance,
                                          Chief Financial Officer and
                                          Corporate Secretary

Sanford, North Carolina
February 20, 2002

                               THE PANTRY, INC.

                              1801 Douglas Drive
                                 P.O. Box 1410
                         Sanford, North Carolina 27330

                                PROXY STATEMENT

                              GENERAL INFORMATION

Proxy Solicitation

   This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about February 20, 2002, by the Board of Directors of The Pantry, Inc. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Sheraton Imperial Hotel & Convention Center, 4700 Emperor Blvd., Durham, North Carolina 27703, on Tuesday, March 26, 2002, at 10:00 a.m. Eastern Standard Time, and at all adjournments or postponements thereof. The Company will pay all expenses incurred in connection with this solicitation, including postage, printing, handling and the actual expenses incurred by custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners. In addition to solicitation by mail, certain officers, directors and regular employees of the Company, who will receive no additional compensation for their services, may solicit proxies by telephone, personal communication or other means. The Company has retained Morrow & Co., Inc. to aid in the search for stockholders and delivery of proxy materials. The aggregate fees to be paid to Morrow & Co., Inc. are not expected to exceed $5,000.00. In addition, as part of the services provided to the Company as its transfer agent, First Union National Bank will assist the Company in identifying recordholders.

                                ANNUAL MEETING

Purposes of Annual Meeting

   The principal purposes of the Annual Meeting are to:

    . elect seven directors each for a term of one year or until his successor is duly elected and qualified;

    . ratify the action of the Board of Directors pursuant to the recommendation of the Audit Committee in appointing Deloitte & Touche LLP as independent public accountants for the Company and its subsidiaries for the 2002 fiscal year; and

    . transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

   The Board of Directors knows of no other matters other than those stated above to be brought before the Annual Meeting.

Voting Rights

   If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained in the proxy card. If the proxy card is signed and returned, but voting directions are not made, the proxy will be voted in favor of the proposals set forth in the accompanying "Notice of Annual Meeting of Stockholders" and in such manner as the proxyholders named on the enclosed proxy card in their discretion determine upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by:

    .  attending the Annual Meeting and voting in person,

    .  delivering a written revocation to the Secretary of the Company or

    . delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the Company.

   The Board of Directors has fixed the close of business on January 25, 2002, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and all adjournments or postponements thereof. As of the close of business on January 17, 2002, there were 18,107,597 shares of the Company's common stock outstanding. On all matters to come before the Annual Meeting, each holder of common stock will be entitled to vote at the Annual Meeting and will be entitled to one vote for each share owned.

   Pursuant to the Company's Bylaws, the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the Annual Meeting will be necessary and sufficient to constitute a quorum. Abstentions and broker nonvotes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Once a quorum is established at the Annual Meeting, directors will be elected by a plurality of the votes cast at the Annual Meeting and entitled to vote thereon. "Plurality" means that the individuals who receive the largest number of votes cast, even if less than a majority, are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker nonvote or otherwise) will not be included in determining which nominees receive the highest number of votes.

   Action on all other matters scheduled to come before the Annual Meeting will be authorized by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Company which are present in person or by proxy and entitled to vote thereon. Abstentions are counted in tabulations of the votes cast on proposals presented to the stockholders, whereas broker nonvotes are not counted for purposes of determining whether a proposal has been approved.

                            PRINCIPAL STOCKHOLDERS

   The following table sets forth information, as of January 17, 2002, with respect to the beneficial ownership of capital stock by each person who beneficially owns more than 5% of such shares, our Chief Executive Officer and each of our four other most highly compensated executive officers, each of our directors and all of our executive officers and directors as a group. The percentages shown below have been calculated based on 18,107,597 total shares of Company common stock outstanding as of January 17, 2002.

                                                                       Shares of
                                                                      Common Stock      Percentage
Name and Address of Beneficial Owner (1)                         Beneficially Owned (2)  of Class
----------------------------------------                         ---------------------- ----------
Freeman Spogli & Co. (3)........................................       12,675,524          62.0%
   Todd W. Halloran (3).........................................               --            --
   Jon D. Ralph (3).............................................               --            --
   Charles P. Rullman (3).......................................               --            --
J.P. Morgan Partners, LLC (4)...................................        2,209,427          12.2%
Chilton Investment Company, Inc. (5)............................        2,245,100          12.4%
Peter J. Sodini (6).............................................          371,890           2.0%
Edfred L. Shannon, Jr. (7)......................................           25,834             *
Peter M. Starrett (8)...........................................           22,185             *
Joseph A. Krol (9)..............................................           49,999             *
William T. Flyg (10)............................................           69,361             *
Steven J. Ferreira (11).........................................           25,103             *
Douglas Sweeney (12)............................................           91,884             *
Hubert E. Yarborough, III (13)..................................           13,834             *
All directors and executive officers as a group (11 individuals)       13,345,614          63.5%

--------
*  Less than 1.0%.
(1) Unless indicated otherwise, the address of the stockholder is c/o The Pantry, P.O. Box 1410, 1801 Douglas Drive, Sanford, North Carolina 27330. Unless indicated otherwise, each stockholder has sole voting and investment power with respect to the shares of common stock beneficially owned by such shareholder.
(2) Pursuant to the rules of the Securities and Exchange Commission, certain shares of the Company's common stock which a person has the right to acquire within 60 days of the date shown above pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Such shares are described below as being subject to presently exercisable stock options.
(3) Based on a Schedule 13D filed with the Securities and Exchange Commission on April 7, 2000. Includes 2,346,000 shares issuable on the exercise of presently exercisable warrants. 7,213,491 shares, 2,825,690 shares and 290,343 shares of common stock are held of record by FS Equity Partners III, L.P. ("FSEP III"), FS Equity Partners IV, L.P. ("FSEP IV") and FS Equity Partners International, L.P. ("FSEP International"), respectively. As general partner of FS Capital Partners, L.P., which is general partner of FSEP III, FS Holdings, Inc. has the sole power to vote and dispose of the shares owned by FSEP III. As general partner of FS&Co. International, L.P., which is the general partner of FSEP International, FS International Holdings Limited has the sole power to vote and dispose of the shares owned by FSEP International. Bradford M. Freeman, Ronald M. Spogli, J. Frederick Simmons, William M. Wardlaw, John M. Roth and Mr. Rullman are the sole directors, officers and shareholders of FS Holdings, Inc., FS International Holdings Limited and Freeman Spogli & Co. ("Freeman Spogli") and may be deemed to be the beneficial owners of the shares of the common stock, and rights to acquire the common stock owned by, FSEP III and FSEP International. As general partner of FSEP IV, FS Capital Partners LLC has the sole power to vote and dispose of the shares owned by FSEP IV. Messrs. Freeman, Spogli, Wardlaw, Rullman, Ralph, Halloran, Roth and Mark J. Doran are the sole directors, officers and beneficial owners of FS Capital Partners, LLC, and may be deemed to be the beneficial owners of the shares of the common stock, and rights to acquire the common stock owned by, FSEP
    IV. The business address of Freeman Spogli, FSEP III, FSEP IV, FS Capital Partners, LLC, FS

   Holdings, Inc., and FS Capital Partners, L.P., and their directors, officers and beneficial owners is 11100 Santa Monica Boulevard, Suite 1900, Los Angeles, California 90025. The business address of FSEP International, FS&Co. International, L.P., and FS International Holdings Limited is c/o Padget-Brown & Company, Ltd., West Winds Building, Third Floor, Grand Cayman, Cayman Islands, British West Indies.
(4) Based on a Form 4 filed with the Securities and Exchange Commission on August 10, 2001. Includes 1,941,014 shares held by J.P. Morgan Partners (23A SBIC), LLC, formerly known as CB Capital Investors, LLC, as successor in interest to Chase Manhattan Capital, LLC. The managing member of J.P. Morgan Partners (23A SBIC), LLC ("JPM 23A SBIC") is J.P. Morgan Partners (23A SBIC Manager), Inc., ("SBIC Manager"), formerly known as CB Capital Investors, Inc. SBIC Manager is a wholly owned subsidiary of The Chase Manhattan Bank which is a wholly owned subsidiary of J.P. Morgan Chase & Co., the successor, by merger, to The Chase Manhattan Corporation. The directors of JPM 23A SBIC, formerly general partners of Chase Capital Corporation, now known as JPMP Master Fund Manager, L.P. ("MF Manager"), became limited partners of MF Manager last year upon Chase Capital Partners' conversion to the limited partnership form of organization. The shares owned by JPM 23A SBIC may be deemed to be attributable to SBIC Manager and each of the partners of MF Manager. The business address of MF Manager, JPM 23A SBIC and SBIC Manager is 1221 Avenue of the Americas, 40th Floor, New York, New York 10020. References to J.P. Morgan Partners in this proxy statement shall mean JPM 23A SBIC. Also includes 286,413 shares held of record by Baseball Partners, a New York general partnership. Baseball Partners is party to a Stockholders Agreement with MF Manager that contains various provisions pertaining to the voting, acquisition and disposition of such shares, including Baseball Partners' grant to MF Manager of a proxy to vote such shares, and restrictions on Baseball Partners' ability to transfer such shares. MF Manager disclaims any beneficial ownership interest in such shares that may be attributable to it as a result of such provisions.
(5) Based on a Form 4 filed with the Securities and Exchange Commission on August 10, 2001. The business address of Chilton Investment Company, Inc. is 65 Locust Avenue, 2nd Floor, New Canaan, Connecticut 06840.
(6) Includes 308,803 shares of common stock subject to presently exercisable stock options.
(7) Includes 13,334 shares of common stock subject to presently exercisable stock options. Mr. Shannon's business address is 1000 South Freemont, Suite 1201, Alhambra, California 91803.
(8) Mr. Starrett's business address is c/o Freeman Spogli & Co. Incorporated, 11100 Santa Monica Boulevard, Suite 1900, Los Angeles, California 90025.
(9) Includes 41,125 shares of common stock subject to presently exercisable stock options.
(10) Includes 69,361 shares of common stock subject to presently exercisable stock options.
(11) Includes 20,666 shares of common stock subject to presently exercisable stock options.
(12) Includes 83,910 shares of common stock subject to presently exercisable stock options.
(13) Includes 13,334 shares of common stock subject to presently exercisable stock options.

                      PROPOSAL 1:  ELECTION OF DIRECTORS

   The following seven directors have been nominated for election at the Annual Meeting, to hold office for a period of one year or until the election and qualification of their successors: Todd W. Halloran, Jon D. Ralph, Charles P. Rullman, Peter J. Sodini, Peter M. Starrett, Hubert E. Yarborough, III and William M. Webster, III. All of the nominees are currently serving on the Board of Directors of the Company. It is intended that proxies will be voted in favor of all of the nominees. Mr. Edfred L. Shannon, Jr., a current member of the Board of Directors of the Company, is not standing for re-election at the Annual Meeting.

   The Board of Directors has approved the nomination of the seven directors indicated above for election at the Annual Meeting to serve for a period of one year or until the election and qualification of their successors.

   The Board of Directors has no reason to believe that the persons named above as nominees for directors will be unable or will decline to serve if elected. In the event of death or disqualification of any nominee or the refusal or inability of any nominee to serve as a director, the proxy may be voted with discretionary authority for a substitute or substitutes as shall be designated by the Board of Directors.

   The following sets forth certain information concerning the Company's nominees for election to the Board of Directors at the Annual Meeting:

Name                          Age Year First Elected Director          Position
----                          --- ---------------------------          --------
Peter J. Sodini.............. 59             1995             President, Chief Executive
                                                              Officer and Director
Todd W. Halloran............. 38             1995             Director
Jon D. Ralph (2)............. 36             1995             Director
Charles P. Rullman (2)....... 52             1995             Director
Peter M. Starrett............ 53             1999             Director
Hubert E. Yarborough, III (1) 56             1999             Director
William M. Webster, III (1).. 68             2001             Director

--------
(1) Member of Audit Committee
(2) Member of Compensation Committee

   Peter J. Sodini has served as our President and Chief Executive Officer since June 1996 and served as our Chief Operating Officer from February 1996 until June 1996. Mr. Sodini has served as a director since November 1995. Mr. Sodini is a director of Transamerica Income Shares Inc.

   Todd W. Halloran has served as a director since November 1995. Mr. Halloran joined Freeman Spogli in 1995 and became a Principal in 1998.

   Jon D. Ralph has served as a director since November 1995. Mr. Ralph joined Freeman Spogli in 1989 and became a Principal in 1998. Mr. Ralph is also a director of Hudson Respiratory Care Inc., River Holding Corp. and Century Maintenance Supply, Inc.

   Charles P. Rullman has served as a director since November 1995. Mr. Rullman joined Freeman Spogli in 1988 and became a Principal in 1995. Mr. Rullman is also a director of Hudson Respiratory Care Inc. and River Holding Corp.

   Peter M. Starrett has served as a director since January 1999. Since August 1998, Mr. Starrett has served as President of Peter Starrett Associates, a retail advisory firm, and has served as a consultant to Freeman Spogli. Prior to August 1998, Mr. Starrett was President of Warner Bros. Studio Stores Worldwide and had been employed by Warner Bros. since May 1990. Mr. Starrett is also a director of Petco Animal Supplies, Inc., AFC Enterprises, Inc., Advance Stores Company, Inc., Gaylan's Trading Co., Inc., Miadora.com, Inc. and Guitar Center, Inc.

   Hubert E. Yarborough, III has served as a director since September 1999. Mr. Yarborough, formerly a shareholder in the McNair Law Firm, is president of The Yarborough Group of South Carolina, LLC, a national governmental relations firm.

   William M. Webster, III has served as a director since May 2001. Mr. Webster has been a private investor for the last several years. Mr. Webster is also Director of Litchfield Company of South Carolina and National Bank of South Carolina.

   Our directors are elected annually and hold office for a period of one year or until their successors are duly elected and qualified. Pursuant to a stockholder's agreement between the Company and certain of its stockholders, J.P. Morgan Partners, LLC (formerly known as CB Chase Capital Investors, LLC, as successor in interest to Chase Manhattan Capital, LLC) is entitled to nominate one director as long as it owns at least 10% of the Company's common stock.

The Board of Directors recommends that stockholders vote FOR the election of these nominees.

Board Meetings

   The Board of Directors met four times during fiscal 2001. Each director attended 75% or more of the aggregate of the Board meetings (held during the period for which the director was in office) and committee meetings of the Board of which the director was a member.

   The Company's Bylaws provide procedures for the nomination of directors. The Bylaws provide that nominations for the election of directors may only be made by the Board of Directors, or by any stockholder of the Company who is entitled to vote generally in elections of directors if the stockholder follows certain procedures. Any stockholder of record entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting of stockholders only if written notice of such stockholder's intent to make such nomination or nominations has been delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company). Each such notice of a stockholder's intent to nominate a director must set forth certain information as specified in the Company's Bylaws.

Board Committees

   The Board has two standing committees, an Audit Committee and a Compensation Committee. The Audit Committee is responsible for reviewing the scope, results and effectiveness of the annual audit and other services provided by the Company's independent public accountants. The Audit Committee is also responsible for reviewing the financial statements of the Company and audit letters provided by the Company's independent public accountants. The Audit Committee recommends to the Board the appointment of independent public accountants. The Audit Committee met four times during fiscal 2001.

   The Compensation Committee is responsible for the approval of compensation arrangements for officers of the Company and the review of the Company's compensation plans and policies. The Compensation Committee met two times during fiscal 2001.

   The Board does not currently have a nominating committee; rather, the entire Board performs the functions that might be performed by such a committee.

Compensation Committee Interlocks and Insider Participation

   The members of the Compensation Committee of the Company's Board of Directors during fiscal 2001 were Messrs. Ralph and Rullman. Messrs. Ralph and Rullman are principals in Freeman Spogli which is the Company's largest shareholder and which has certain business relationships with the Company described under "Transactions with Affiliates" below.

   Our board of directors determines the compensation of executive officers based in part on the recommendations of the Compensation Committee. During fiscal 2001, Mr. Sodini participated in Board of Director deliberations regarding the compensation of our executive officers.

Compensation of Directors

   During fiscal 2001, Messrs. Shannon, Yarborough and Webster received $5,000 per meeting as compensation for their services as directors of the Company. No other director received any compensation for their service as director of the Company. In addition, all directors are reimbursed for their reasonable out-of-pocket expenses in attending meetings.

                            EXECUTIVE COMPENSATION

   The following table summarizes fiscal 1999, 2000 and 2001 compensation for services in all capacities of our Chief Executive Officer and our four other most highly compensated executive officers ("named executive officers").

                          Summary Compensation Table

                                                                            Long Term
                                                                          Compensation
                                          Annual Compensation                Awards
                                   ---------------------------------- ---------------------
                            Fiscal                     Other Annual   Securities Underlying    All Other
Name and Principal Position  Year   Salary   Bonus   Compensation (a)     Options/SARs      Compensation (b)
--------------------------- ------ -------- -------- ---------------- --------------------- ----------------
 Peter J. Sodini...........  2001  $527,625 $150,000     $ 16,460            60,000              $4,000
  President and Chief        2000   535,910  250,000       22,384                --               4,000
  Executive Officer          1999   484,231  250,000       11,289            33,800               4,000

 Joseph A. Krol............  2001   231,923   60,000        7,277            30,000               4,135
  Vice President,            2000   197,308   80,000       14,521                --               4,621
  Operations                 1999   173,654   95,000        1,577            18,000               4,593

 William T. Flyg...........  2001   190,000   40,000        9,739             9,500               4,027
  Vice President,            2000   188,462   70,000      111,879                --               6,372
 Finance, Chief Financial    1999   178,000   72,000       13,669            13,000                  --
  Officer and Corporate
  Secretary

 Steven J. Ferreira........  2001   179,616   60,000        3,133            38,000               4,612
  Vice President,            2000   157,308   70,000        7,639                --               4,327
  Administration and         1999   139,615   71,000        7,582            12,000               4,678
  Strategic Planning

 Douglas Sweeney...........  2001   194,000   40,000        3,330            10,000               4,027
  Vice President,            2000   192,462   75,000        3,397                --               4,519
  Operations                 1999   182,769   94,000        6,611            13,000               4,259

--------
(a) Consists primarily of executive medical, moving and relocation reimbursements.
(b) Consists of matching contributions to our 401(k) Savings Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

   The following table reflects stock options granted during the past fiscal year to our named executive officers pursuant to the Company's 1999 Stock Option Plan. No stock appreciation rights were granted to the named executive officers during fiscal 2001. All options expire on the earlier of (i) 7 years from the date of grant or (ii) 90 days after termination of employment.





                               Individual Grants
                   ------------------------------------------
                                                                          Potential Realizable
                                                                            Value at Assumed
                    Number of                                            Annual Rates of Stock
                   Securities   Percent of Total                         Price Appreciation for
                   Underlying  Options Granted to Exercise or               Option Term (1)
                     Options      Employees in    Base Price  Expiration ----------------------
Name               Granted (#)  Fiscal Year (2)    per Share     Date        5%         10%
----               ----------- ------------------ ----------- ----------  --------    --------
Peter J. Sodini... 60,000 (3)         18.3%         $10.00    12/29/2007 $244,260    $569,230
Joseph A. Krol.... 30,000 (3)          9.1%         $10.00    12/29/2007  122,130     284,615
Douglas Sweeney... 10,000 (3)          3.0%         $10.00    12/29/2007   40,710      94,872
William T. Flyg...  9,500 (3)          2.9%         $10.00    12/29/2007   38,675      90,128
Steven J. Ferreira 38,000 (3)         11.6%         $10.00    12/29/2007  154,698     360,513

--------
(1) Potential realizable value of grant is calculated assuming that the market price of the underlying security appreciates at annualized rates of 5% and 10%, respectively, over the respective term of the grant. The assumed annual rates of appreciation of 5% and 10% would result in the price of the Company's common stock increasing to $14.07 and $19.09 per share, respectively.
(2) Options to purchase an aggregate of 328,000 shares were granted to employees during fiscal 2001.
(3) Non-qualified stock options granted December 29, 2000. Shares subject to the options granted vest over three years, with 33.3% of such shares vesting on December 29 of each year beginning December 29, 2001.

    OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

   The following table sets forth information with respect to our named executive officers concerning option exercises for the fiscal year ended September 27, 2001 and exercisable and unexercisable options held as of September 27, 2001:

                                                        Number of
                                                  Securities Underlying     Value of Unexercised
                                                 Unexercised Options at    In-the-Money Options at
                                                 September 27, 2001 (#)   September 27, 2001 ($)(a)
                   Shares Acquired    Value     ------------------------- -------------------------
Name               on Exercise (#) Realized ($) Exercisable Unexercisable Exercisable Unexercisable
----               --------------- ------------ ----------- ------------- ----------- -------------
Peter J. Sodini...       --             --        308,803      79,368         --         $45,920
Joseph A. Krol....       --             --         41,125      44,000         --          29,520
William T. Flyg...       --             --         69,361      26,667         --          26,240
Steven J. Ferreira       --             --         20,666      52,334         --          37,720
Douglas Sweeney...       --             --         83,910      27,000         --          26,240

--------
(a) These values are based upon the difference between the exercise price and the closing price per share on September 27, 2001 of $6.76.

                         Compensation Committee Report

   The Compensation Committee of the Board of Directors develops, oversees and reviews the general compensation plans and policies of the Company and approves the individual compensation arrangements for the Company's executive officers, including those named in the Summary Compensation Table. The Compensation Committee also administers the Company's 1999 Stock Option Plan.

Our Executive Compensation Program

   The Compensation Committee is committed to designing and implementing a program of executive compensation that will contribute to the achievement of the Company's business objectives. We have an executive compensation program which we believe:

    . Fulfills our business and operating needs, comports with our general human resource strategies and enhances shareholder value.

    . Enables us to attract, motivate and retain the executive talent essential to the achievement of our short-term and long-term business objectives.

    . Rewards executives for accomplishment of pre-defined business goals and objectives.

    . Provides rewards consistent with gains in stockholder wealth so that executives will be financially advantaged when stockholders are similarly financially advantaged.

   In implementing our executive compensation program, we attempt to provide compensation opportunities that are generally comparable to those provided by similar companies in the convenience store, grocery and general retail industries. This "peer group" is not the same group used for the industry comparison in the performance graph found in the "Comparison of Cumulative Total Return" section of this Proxy Statement; rather, it reflects the industry groups with which the Company competes for personnel.

Elements of Executive Compensation

   The Company's executive compensation program has four key components: (i) base salary; (ii) annual performance awards; (iii) long-term incentive awards; and (iv) benefits. These components combine fixed and variable elements to create a total compensation package that provides some income predictability while linking a significant portion of compensation to corporate, business unit and individual performance.

Base Salary

   Base salary represents the fixed component of our executive compensation program. Base salaries are set within ranges, which are targeted around the competitive norm for similar executive positions in similar companies in the convenience store, grocery and general retail industries. Individual salaries may be above or below the competitive norm, depending on the executive's experience and performance. We consider the following factors in approving adjustments to salary levels for our executive officers: (i) the relationship between current salary and appropriate internal and external salary comparisons; (ii) the average size of salary increases being granted by competitors; (iii) whether the responsibilities of the position have changed during the preceding year; and (iv) the individual executive's performance as reflected in the overall manner in which his assigned role is carried out.

Annual Performance Awards

   Annual performance awards are granted pursuant to the Company's executive compensation plan and are intended to serve two primary functions. First, annual incentives permit the Company to compensate officers directly if the Company achieves specific financial performance targets. Second, annual incentives also serve to reward executives for performance on those activities that are most directly under their control and for which they are held accountable.

   At the beginning of each year, specific performance goals are set for the Company, each business unit and each individual executive. Performance awards are proportionately increased or decreased from the target to reflect performance levels that exceed or fall below expectations. For fiscal 2001, we determined the best criteria for measurement of Company performance was cash flow and pre-tax earnings. Business unit and individual performance goals are based on each individual executive's responsibilities and his respective contribution to the Company's financial targets, including strategic initiatives, innovation, departmental effectiveness and personnel management.

   The annual performance award is discretionary and the Compensation Committee has the authority to approve, reduce or entirely eliminate annual performance awards. Annual performance awards are cash-based and are paid at the end of each fiscal year. Generally, annual performance award amounts increase as financial measures increase above the levels originally set by the Compensation Committee. In fiscal 2001, each of our executive officers received a performance award under the levels established in October 2000.

Long-Term Incentive Awards

   Long-term incentive awards are granted pursuant to the Company's 1999 Stock Option Plan and are intended to align the interests of executive officers and other key employees with those of the Company's stockholders, reward executives for maximizing stockholder value and facilitate the retention of key employees.

   The size of an individual's stock option award is based primarily on individual performance and the individual's responsibilities and position with the Company. These options are granted with an exercise price equal to the fair market value of the Company's common stock on the date of grant, therefore, the stock options have value only if the Company's common stock price appreciates from the value on the date the options were granted. This feature is intended to focus executives on the enhancement of stockholder value over the long-term and to encourage equity ownership in the Company. These options vest and become exercisable in three equal, annual, installments beginning on the first anniversary of the date of grant. The 1999 Stock Option Plan is a discretionary plan; however, it has been the Compensation Committee's practice generally to award options annually.

Benefits

   Benefits offered to executives serve a different purpose than do the other elements of executive compensation. In general, they are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death and to provide a reasonable level of retirement income. Benefits offered to executives are largely those that are offered to the general employee population, with some variation primarily to promote tax efficiency.

Chief Executive Officer ("CEO") Compensation

   Mr. Peter J. Sodini's compensation for the fiscal year ended September 27, 2001, was determined in accordance with the above plans and policies taking into account his employment agreement with the Company. During fiscal 2001, Mr. Sodini also earned $150,000 in annual performance awards.

   Mr. Sodini's employment agreement provides for his participation in an incentive bonus program (with a minimum payout of 25% upon the achievement of goals determined by the board of directors, and other perquisites). Mr. Sodini's bonus arrangement is not tied to specific objectives. Principal factors considered by the Board of Directors are increases in earnings per share, EBITDA improvement, comparable sales growth, acquisition quality and future outlook.

Policy With Respect to $1 Million Deduction Limit

   The Company has not awarded any compensation that is non-deductible under
Section 162(m) of the Internal Revenue Code. That section imposes a $1 million limit on the U.S. corporate income tax deduction a publicly-held company may claim for compensation paid to the named executive officers unless certain requirements are satisfied. An exception to this limitation is available for "performance-based" compensation, as defined under Section 162(m). Compensation received as a result of the exercise of stock options may be considered performance-based compensation if certain requirements of Section 162(m) are satisfied. In the event that the Compensation Committee considers approving compensation in the future which would exceed the $1 million deductibility threshold, the Compensation Committee will consider what actions, if any, should be taken to make such compensation deductible.

Conclusion

   The Compensation Committee believes that these executive compensation policies and programs effectively promote the Company's interests and enhance stockholder value.

                            COMPENSATION COMMITTEE

                                 Jon D. Ralph
                              Charles P. Rullman

                            Audit Committee Report

   The Audit Committee of the Board of Directors (the "Audit Committee") is composed of Edfred L. Shannon, Jr., Hubert E. Yarborough, III and William M. Webster, III and operates under a written charter (a copy of which was attached to the Proxy Statement for the 2001 Annual Meeting of Stockholders) adopted by the Board of Directors in March of 2000. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are "independent directors" as defined by applicable Nasdaq Marketplace Rules.

   The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Management is responsible for the Company's internal controls and the financial reporting process. The independent public accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes and members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent public accountants. The Audit Committee also recommends to the Board of Directors the selection of the Company's independent public accountants.

   In this context, the Audit Committee has met and held discussions with management of the Company, who represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has reviewed and discussed the consolidated financial statements with both management and the independent public accountants. The Audit Committee also discussed with the independent public accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company's independent public accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed their independence with the independent public accountants.

   Based upon the Audit Committee's discussions with management and the independent public accountants, and the Audit Committee's review of the Company's consolidated financial statements, representations of management and the report of the independent public accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended September 27, 2001, filed with the Securities and Exchange Commission. The Audit Committee also recommended that Deloitte & Touche LLP be retained as the Company's independent public accountants for the 2002 fiscal year.

                                AUDIT COMMITTEE

                       Edfred L. Shannon, Jr., Chairman
                           Hubert E. Yarborough, III
                            William M. Webster, III

Comparison of Cumulative Total Return

   The following graph compares the cumulative total stockholder return on the Company's common stock since June 9, 1999, the effective date of the Company's initial public offering, through December 31, 2001, with the cumulative total return for the same period on the S&P SmallCap 600 Index, the Russell 2000 Index and a Company-Defined Peer Group. The graph assumes that at the beginning of the period indicated, $100 was invested in the Company's common stock and the stock of the companies comprising the SmallCap 600 Index, the Russell 2000 Index and the Company-Defined Peer Group and that all dividends were reinvested. The Company-Defined Peer Group is composed of the common stock of the following issuers: (i) 7-Eleven, Inc.; (ii) Casey's General Stores, Inc.;
(iii) Dairy Mart Convenience Stores, Inc. (includes both Series A and Series B common stock); and (iv) Uni Marts, Inc.

                                    [CHART]
               COMPARISON OF CUMULATIVE TOTAL RETURN*
          AMONG THE PANTRY, INC., THE RUSSELL 2000 INDEX,
      THE S & P SMALLCAP 600 INDEX AND A COMPANY-DEFINED PEER GROUP

                     The Pantry    S&P SmallCap    Russell      Company-Defined
                       Inc.            600        2000 Index      Peer Group
                      -------       --------      --------        ---------
June 9,1999           100.00         100.00       100.00           100.00
(or May 31, 1999
for index shares)
September 30, 1999     85.58         100.57        97.91            94.46
September 28, 2000    100.00         124.89       120.82           106.34
September 27, 2001     51.99         126.14        95.19            81.00



*$100 Invested on June 9, 1999 in common stock or on May 31, 1999 in index shares - including reinvestment of all dividends. The Pantry, Inc. operates on a 52-53 week fiscal year ending on the last Thursday in September.

Executive Employment Contracts

   Peter J. Sodini. We have entered into an employment agreement with Mr. Sodini, the term of which expires on September 30, 2004. This agreement contains customary employment terms and provides for:

    . an annual base salary of $475,000 (subject to annual adjustment by the Board of Directors),

    .  participation in any of our benefit or bonus programs and

    . participation in an incentive bonus program (which provides for a payout of a minimum of 25% upon the achievement of goals determined by the Board of Directors, and other perquisites).

   Mr. Sodini's bonus arrangement is not tied to specific objectives. Principal factors considered by the Compensation Committee are increases in earnings per share, EBITDA improvement, comparable sales growth, acquisition quality and future outlook.

   Pursuant to the terms of the agreement, if we terminate Mr. Sodini prior to a change in control with just cause or upon death or disability, Mr. Sodini shall be entitled to his then effective compensation and benefits through the last day of his actual employment by us for termination for just cause or upon death or his effective date of termination, as determined by the Board of Directors for termination upon disability. In addition, if Mr. Sodini is terminated because of death or disability, we will pay to the estate of Mr. Sodini (in the case of his death) or to Mr. Sodini (in the case of his disability) one year's pay less amounts paid under any disability plan. If Mr. Sodini is terminated by us prior to a change in control without just cause, Mr. Sodini shall be entitled to amounts due him on the effective termination date, severance pay equal to his then current monthly salary for a period of 18 months (which period coincides with the 18 month non-competition period contained in Mr. Sodini's employment agreement) and continued medical insurance coverage during the severance payment period (unless Mr. Sodini is able to procure medical insurance coverage from a subsequent employer).

   For purposes of Mr. Sodini's employment agreement, the terms below have the following respective meanings:

    . A "change in control" occurs if any person, other than the existing stockholders, becomes the beneficial owner of more than 50% of our outstanding voting securities, whether by merger or otherwise, or upon liquidation of the Company.

    . "Good reason" includes the occurrence of a reduction in Mr. Sodini's compensation or benefits, the inability of Mr. Sodini to discharge his duties effectively or moving Mr. Sodini's employment base more than 25 miles from its current location.

    . "Just cause" includes a willful and continued failure to perform, engaging in conduct injurious to us, or being convicted of a felony or any crime of moral turpitude.

   This agreement contains covenants prohibiting Mr. Sodini, through the period ending on the latter of 18 months after termination or such time at which he no longer received severance benefits from us, from competing with us or soliciting employment from our employees.

   Other Named Executive Officers. We have also entered into employment agreements with each of our named executive officers other than Mr. Sodini, the term of each of which ends in the first half of calendar 2002. These agreements also contain customary employment terms and provide for:

    . annual base salaries of $205,000 for Mr. Krol, $190,000 for Mr. Flyg, $185,000 for Mr. Ferreira and $194,000 for Mr. Sweeney (each subject to annual adjustment by the Board of Directors); and

    .  participation in any of our benefit or bonus programs.

   Pursuant to the terms of each of these agreements, prior to a change in control, if we terminate Mr. Krol, Mr. Flyg, Mr. Ferreira or Mr. Sweeney for cause, then such individual shall be entitled to his then effective compensation and benefits through the last day of his actual employment by us. In addition, upon death or disability of any of Mr. Krol, Mr. Flyg, Mr. Ferreira or Mr. Sweeney prior to change in control, we will pay to the estate (in the case of death) or to that individual (in the case of disability) the compensation and benefits which would otherwise be payable to that individual up to the end of the month in which the death or disability occurs. Finally, prior to a change of control, if the Company terminates one of these employment agreements other than for cause, such terminated employee will be entitled to severance pay including regular benefits for one year form the date of termination or until such time as he engages in other employment, after which that individual shall receive the difference, if any, between his previous salary level with us and his new salary.

   Following a change in control, upon termination of the employment agreement of any of Mr. Krol, Mr. Flyg, Mr. Ferreira, or Mr. Sweeney, then that individual shall generally be entitled to severance pay including regular benefits for a period of 24 months from the termination date or until such time the terminated individual engages in other employment, after which that individual shall receive the difference, if any, between his previous salary level with us and his new salary, unless such termination is a result of death, disability, termination by the Company for cause or termination by the employee in question other than for good reason.

    . A "change in control" would occur if Freeman Spogli and J.P. Morgan Partners, LLC ("J.P. Morgan Partners") no longer had voting control of the Board of Directors.

    . "Good reason" means the occurrence of certain events after a change in control, including without limitation, actions by the Company which prevent the employee from being able to discharge his duties effectively, the assignment to employee of any duties inconsistent with his position immediately prior to the change in control or a substantial adverse alteration in the nature or status of his position or responsibilities or the conditions of his employment from those in effect immediately prior to the change in control, a reduction in the employee's annual base salary, requiring the employee to be based outside of the State of North Carolina, the failure to pay to the employee any portion of his current compensation or compensation under any deferred compensation program within seven days of the date such compensation is due, or the failure to continue to provide the employee with benefits substantially similar to those enjoyed by him under any of the Company's plans in which he was participating at the time of the change in control.

    . "Cause" means termination upon the conviction of the employee of, or the entry of a pleading of guilty or nolo contender by the employee to, any crime involving moral turpitude or any felony.

   The agreements for Mr. Krol, Mr. Flyg, Mr. Ferreira and Mr. Sweeney also contain covenants prohibiting such individuals from competing with us or soliciting employment from our employees through the period in which they receive severance benefits from us.

                         TRANSACTIONS WITH AFFILIATES

Stock Issuances

   In November 1998, Peter Starrett, a director of The Pantry, purchased 22,185 shares of common stock for a purchase price of $250,125. Freeman Spogli has the right to require the sale of Mr. Starrett's shares in the event it sells all of its holdings of common stock.

   In August 1998, we adopted a stock subscription plan which permits our employees, including directors and executive officers, to purchase up to an aggregate of 158,100 shares of common stock at fair market value. The purchase price for all common stock purchased under our stock subscription plan was $11.27 per share and was paid in cash and/or the delivery to us of a secured promissory note payable to us or one of our subsidiaries. As of September 27, 2001, we have issued 132,651 shares of common stock to 37 employees under our stock subscription plan. Freeman Spogli has the right to require the sale of all shares purchased under the stock subscription plan in the event it sells all its holdings of common stock.

   No shares were purchased by our named executive officers during the last fiscal year pursuant to the stock subscription plan.

Stockholders' Agreement

   The Company has entered into a stockholders' agreement with Freeman Spogli, J.P. Morgan Partners and Peter J. Sodini in which:

    . Freeman Spogli has a right of first offer enabling it to purchase shares held by J.P. Morgan Partners or Mr. Sodini prior to transfers of shares of common stock to non-affiliates, other than transfers pursuant to a registration statement or under Rule 144;

    . Freeman Spogli has the right to require J.P. Morgan Partners and Mr. Sodini to sell their shares of common stock to a third party buyer on the same terms as Freeman Spogli if Freeman Spogli is selling all of its shares;

    . Freeman Spogli, J.P. Morgan Partners and Mr. Sodini have rights to be included in sales of common stock by the other stockholders;

    . Freeman Spogli has agreed, as long as J.P. Morgan Partners holds 10% of the Company's common stock, to vote for a director nominated by J.P. Morgan Partners;

    . The Company has agreed to provide financial and other information to J.P. Morgan Partners; and

    . The Company has agreed that all our transactions with affiliates will be on terms no less favorable to the Company than would be obtained in an arms length transaction and to limit the fees payable to Freeman Spogli to fees paid in connection with a material acquisition, merger, divestiture, reorganization or restructuring, provided that such fees are no more favorable to Freeman Spogli than would be available from a nationally recognized investment banking firm.

   There is no termination provision in the stockholders' agreement.

Registration Rights Agreement

   We have entered into a registration rights agreement with Freeman Spogli, J.P. Morgan Partners and Mr. Sodini obligating us:

    . on up to three occasions at the request of holders of at least 50% of the common stock held by the parties to the agreement, to register the resale of all common stock held by the requesting holders;

    . at any time to register the resale of shares of common stock having a value of more than $5 million at the request of any party; and

    . at any time, to allow any party to include shares in any registration of common stock by us.

   Under the registration rights agreement, Freeman Spogli, J.P. Morgan Partners and Mr. Sodini have the right to purchase their pro rata portion of additional shares issued by us.

                                 SECTION 16(a)
                   BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and 10% beneficial owners to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on a review of the report forms that were filed, we believe that during fiscal 2001 all filing requirements applicable to our executive officers, directors and 10% beneficial owners were complied with, except that Mr. Webster failed to timely file a Form 3 upon his appointment to our Board of Directors. Such form has since been filed with the Securities and Exchange Commission.

                   PROPOSAL 2:  RATIFICATION OF APPOINTMENT
                       OF INDEPENDENT PUBLIC ACCOUNTANTS

   The Board of Directors has appointed Deloitte & Touche LLP as independent public accountants for fiscal year 2002. Although stockholder approval is not required, the Company desires to obtain from the stockholders an indication of their approval or disapproval of the Board's action in appointing Deloitte & Touche LLP as the independent public accountants for the Company and its subsidiaries. If the stockholders do not ratify this appointment, such appointment will be reconsidered by the Audit Committee and the Board of Directors. The proxy will be voted as specified, and if no specification is made, the proxy will be cast "For" this proposal.

   During the Company's fiscal year ended September 27, 2001, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolved to their satisfaction would have caused them to make reference to the subject matter of the disagreements in connection with their opinion.

   The audit report of Deloitte & Touche LLP on the consolidated financial statements of the Company for the years ended September 27, 2001, and September 28, 2000, did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

   A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will be afforded an opportunity to make a statement and to respond to questions.

Audit Firm Fee Summary

   During fiscal year 2001, the Company retained its independent accountants, Deloitte & Touche LLP, to provide services in the following categories and amounts (stated in thousands):

    Audit Fees.................................................. $  394,199
    Financial Information Systems Design and Implementation Fees $  119,747
    All Other Fees.............................................. $  751,663
    Total....................................................... $1,265,609

   The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of Deloitte & Touche LLP for fiscal year 2002.

                    SUBMISSION OF STOCKHOLDER PROPOSALS FOR
                      2003 ANNUAL MEETING OF STOCKHOLDERS

   Any proposals which stockholders intend to present for a vote of stockholders at the 2003 Annual Meeting of Stockholders and which such stockholders desire to have included in the Company's Proxy Statement and form of proxy relating to that meeting must be sent to the Company's principal executive offices, marked to the attention of the Secretary of the Company, and received by the Company at such offices on or before October 23, 2002. The determination by the Company of whether it will oppose inclusion of any proposal in its Proxy Statement and form of proxy will be made on a case-by-case basis in accordance with its judgment and the rules and regulations promulgated by the Securities and Exchange Commission. Proposals received after October 23, 2002, will not be considered for inclusion in the Company's proxy materials for its 2003 Annual Meeting of Stockholders.

   In addition, if a stockholder intends to present a matter for a vote at the 2003 Annual Meeting of Stockholders, the stockholder must give timely notice in accordance with the Company's Bylaws. To be timely, a stockholder's notice must be received by the Secretary of the Company at the principal executive offices of the Company between November 22, 2002 and December 22, 2002. Each such stockholder's notice must set forth certain additional information as specified in the Company's Bylaws, including without limitation:

    . as to each matter the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, and

    . the name and record address of the stockholder, the class and number of shares of capital stock of the Company that are beneficially owned by the stockholder, and any material interest of the stockholder in such business.

                                 MISCELLANEOUS

   A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 27, 2001, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED ON WRITTEN REQUEST, WITHOUT CHARGE TO ANY COMPANY STOCKHOLDER. SUCH REQUESTS SHOULD BE ADDRESSED TO JOSEPH J. DUNCAN, THE PANTRY, INC., P.O. BOX 1410, 1801 DOUGLAS DRIVE, SANFORD, NORTH CAROLINA 27330 ((919) 774-6700).

                                          By Order of the Board of Directors

                                          William T. Flyg
                                          Senior Vice President, Finance,
                                          Chief Financial Officer and
                                          Corporate Secretary

Sanford, North Carolina

-------------------------------------------------------------------------------
          This Proxy is Solicited on Behalf of the Board of Directors
P  R  O  X  Y
                               THE PANTRY, INC.
  This Proxy is Solicited on Behalf of the Board of Directors for the Annual
                           Meeting of Stockholders.

The undersigned hereby appoints Peter J. Sodini and William T. Flyg as proxies, each with the full power of substitution to represent the undersigned and to vote all of the shares of stock in The Pantry, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said Company to be held on Tuesday, March 26, 2002, at 10:00 a.m. Eastern Standard Time, at the the Sheraton Imperial Hotel & Convention Center, 4700 Emperor Blvd., Durham, North Carolina 27703, and any adjournments thereof (1) as hereinafter specified upon the proposals listed below as more particularly described in the Company's proxy statement, receipt of which is hereby acknowledged; and (2) in their discretion upon such other matters as may properly come before the meeting and any adjournments thereof. In order to vote for the proposals, place an X in the appropriate box provided below. The Board recommends a vote "FOR" each of the proposals listed below.

1. Election of the following nominees as directors for a one year term: Peter
   J. Sodini, Charles P. Rullman, Todd W. Halloran, Jon D. Ralph, Hubert E. Yarborough, III, William M. Webster, III, and Peter M. Starrett

[_] FOR all nominees (except as marked to the contrary below.) [_] WITHHOLD AUTHORITY to vote for all nominees.

 (INSTRUCTION: To withhold authority to vote for any individual nominee(s) write that nominee's name on the line provided below.)

 -------------------------------------------------------------------------------
2. Ratification of the appointment of Deloitte & Touche LLP as independent public accountants for the Company and its subsidiaries for the fiscal year ending September 26, 2002
                [_] FOR        [_] AGAINST         [_] ABSTAIN

   PLEASE MARK, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE

                  (continued and to be signed on the reverse)

-------------------------------------------------------------------------------
                          (continued from other side)

By signing the proxy, a stockholder will also be authorizing the proxyholder to vote in his discretion regarding any procedural motions which may come before the Annual Meeting. For example, this authority could be used to adjourn the meeting if the Company believes it is desirable to do so. Adjournment or other procedural matters could be used to obtain more time before a vote is taken in order to solicit additional proxies or to provide additional information to stockholders. The Company has no current plans to adjourn the meeting, but would attempt to do so if the Company believes that adjournment would promote stockholder interests.

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE PROPOSALS LISTED ON THE OTHER SIDE OF THIS PROXY AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

                                                    SHARES
                                    Please date and sign this Proxy and return promptly.

                                    Dated:________________________________, 2002
                                             (Be sure to date proxy)

                                    --------------------------------------------
                                         Signature and title, if applicable

                                    --------------------------------------------
                                           Signature if held jointly

                                    NOTE: Please sign your name exactly as it appears on this card. When signing for a corporation or partnership, or as agent, attorney, trustee, executor, administrator, or guardian, please indicate the capacity in which you are signing. In the case of joint tenants, each joint owner must sign.